UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PRUDENTIAL FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

New Jersey	22-3703799
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

751 Broad Street

Newark, New Jersey 07102

(973) 802-6000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

THE PRUDENTIAL EMPLOYEE SAVINGS PLAN

(Full Title of the Plan)

Margaret M. Foran

Chief Governance Officer, Vice President and Corporate Secretary

Prudential Financial, Inc.

751 Broad Street

Newark, New Jersey 07102

(973) 802-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered (1)	Amount to Be Registered	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)
Common Stock, par value $0.01	25,000,000	$47.64	$1,191,000,000	$136,489

(1)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to The Prudential Employee Savings Plan (“Plan”). Such indeterminate number of additional shares as may be issuable pursuant to the recapitalization provisions of the Plan are hereby also registered. Pursuant to Rule 457(h)(2), no separate fee is payable with respect to the registration of these interests.
(2)	Computed pursuant to Rule 457(h) solely for purpose of determining the registration fee, based upon an assumed price of $47.64 per share, which was the average of the high and low prices of the Common Stock on July 11, 2012, as reported on the New York Stock Exchange.

Part I –

Information Required in the Section 10(a) Prospectus

All information required by Part I to be contained in the prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”).

Part II –

Information Required in the Registration Statement

Incorporation of Certain Documents by Reference.

The registration statement on Form S-8 is being filed solely to register additional securities of the same class as other securities for which a registration statement filed on Form S-8 and relating to The Prudential Employee Savings Plan (the “Plan”) is effective. In accordance with General Instruction E on Form S-8, Prudential Financial, Inc. (the “Company”) hereby incorporates by reference the Company’s registration statement on Form S-8 (No. 333-75242) relating to the Plan, originally filed with the Securities and Exchange Commission on December 17, 2001.

Exhibits.

The Exhibits accompanying this Registration Statement are listed in the accompanying Exhibit index.

Undertakings.

The registrant has caused its wholly-owned subsidiary, The Prudential Insurance Company of America, the plan sponsor, to submit the plan and amendments thereto to the IRS in a timely manner and has made or will make all changes required by the IRS in order to qualify the plan.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of New Jersey, on this 16th day of July, 2012.

PRUDENTIAL FINANCIAL, INC.

By:	/S/ Richard J. Carbone
	Name:	Richard J. Carbone

Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 16th day of July, 2012.

Name	Title
/S/ John R. Strangfeld John R. Strangfeld*	Chairman, Chief Executive Officer, President and Director

/S/ Richard J. Carbone Richard J. Carbone	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/S/ Peter B. Sayre Peter B. Sayre*	Senior Vice President and Controller (Principal Accounting Officer)

/S/ Thomas J. Baltimore, Jr. Thomas J. Baltimore*	Director

/S/ Gordon M. Bethune Gordon M. Bethune*	Director

/S/ Gaston Caperton Gaston Caperton*	Director

/S/ Gilbert F. Casellas Gilbert F. Casellas*	Director

/S/ James G. Cullen James G. Cullen*	Director

/S/ William H. Gray, III William H. Gray, III*	Director

/S/ Mark B. Grier Mark B. Grier*	Director

/S/ Constance J. Horner Constance J. Horner*	Director

/S/ Martina Hund-Mejean Martina Hund-Mejean*	Director

/S/ Karl J. Krapek Karl J. Krapek*	Director

/S/ Christine A. Poon Christine A. Poon*	Director

/S/ James A. Unruh James A. Unruh*	Director

*Signed by Attorney-in-Fact

/s/ Richard J. Carbone
Richard J. Carbone

The Plan. Pursuant to the requirements of the Securities Act of 1933, the Committee administering The Prudential Employee Savings Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Newark, State of New Jersey on this 16th day of July, 2012.

THE PRUDENTIAL EMPLOYEE SAVINGS PLAN

By:	/S/ Kevin Prue
Name: Kevin Prue Title: Prudential Administrative Committee, Chair

INDEX TO EXHIBITS TO REGISTRATION STATEMENT ON FORM S-8

Exhibits
23.1	Consent of PricewaterhouseCoopers LLP

24.1	Powers of Attorney

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